UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 13, 2018

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01  Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release incorporated by reference hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01  Other Events.

On February 13, 2018, Goldrich Mining Company (the “Registrant” or the “Company”) announced a senior secured note financing for net proceeds of $1,705,000. The financing remains open for possible total net proceeds of $2,200,000.

The secured senior notes mature on October 31, 2018, have an interest rate of 15% per annum, calculated on a 360-day year and payable monthly, and were issued net of a 5% original issue discount retained by the lenders. A total of 9,422,367 warrants were issued to the lenders. The warrants have an exercise price of $0.03 and expire on November 30, 2022.

Of the net proceeds raised to date, a total of $1,000,000 was received from a director of the Company who had made short-term loans totaling $900,000. The proceeds of the $1,000,000 loan were used in part to pay off these short-term loans along with accrued interest on the previously advanced funds. The Company also issued 442,105 warrants and paid finders fees of $30,000 to a related–party company owned by this director of the Company, representing an amount equivalent to a finder’s fee that would have been paid to an independent third party. The Company also agreed to reimburse up to $35,000 of legal fees incurred by the director in connection with this agreement. The balance of $705,000 of the net proceeds was primarily from other related-party shareholders with beneficial ownership interest.

The Notes are secured by distributions received by Goldrich Placer LLC (“Goldrich Placer”) from Goldrich NyacAU Placer, LLC (“GNP). Goldrich Placer, a wholly-owned subsidiary of the Company, holds a 50% stake in GNP, the joint venture entity operating the Chandalar placer mine located 190 miles north of Fairbanks, Alaska. Subject to the clarifications below, the Notes rank (i) junior to the Company’s outstanding senior gold notes, (ii) senior to all other outstanding and future indebtedness of the Company and its subsidiaries, and (iii) pari passu to each other Note issued pursuant to the Loan Agreement. Repayment of all amounts owed under this Note is guaranteed by Goldrich Placer.

In the Form 8-K filed on February 13, 2018, the list of items to which the Notes rank junior was not complete. For further clarity, Goldrich amends that Form 8-K for the following:

The Notes rank junior to:

(i)        any GNP Distributions that are only deemed to be made by GNP to Goldrich Placer pursuant to the Operating Agreement but are then withheld pursuant to Section 10.1 of the GNP Operating Agreement; and

(ii)       any GNP Distributions that are made by the GNP to Goldrich Placer pursuant to the GNP Operating Agreement but are then withheld to pay Loan 3 and 2012 reclamation expenses; and

(iii)      any GNP Distributions that are made by the GNP to Goldrich Placer pursuant to the Operating Agreement but are then used to pay legal fees relating to mediation/arbitration concerning distributions due to Goldrich Placer from GNP; and

(iv)      any GNP Distributions that are part of the Chandalar Sale, described below; and

(v)       any GNP Distributions that are part of the GVC Sale, described below; and

(vi)      any GNP Distributions which are secured by the Company’s outstanding Senior Gold Forward Sales Contracts

The Chandalar Sale relates to a purchase agreement, dated as of June 19, 2015, whereby the Company sold and assigned to Chandalar Gold, LLC (“Chandalar”) 12% of any and all GNP Distributions, subject to the limitations set forth in the purchase agreement and the related assignment.

The GVC Sale relates to a purchase agreement, dated as of May 22, 2015, whereby the Company sold and assigned to GVC Capital LLC (“GVC”) 0.50% of any and all GNP Distributions, subject to the limitations set forth in the purchase agreement and the related assignment.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

News Release, February 13, 2018*

* Furnished to, not filed with, the SEC pursuant to Item 7.01 above.  Incorporated by reference to registrant’s Form 8-K as filed with the SEC on February 15, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: March 14, 2018	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer